                                                                     EXHIBIT 4.4

                                                                  EXECUTION COPY
                                                                  --------------

                          STOCK RESTRICTION AGREEMENT

       AGREEMENT, made as of the 20th day of September 1996, by and among Balanced Care Corporation, a Delaware corporation (the "Company"), Brad E. Hollinger, Robert Sutton, Brian Barth, Kurt Meyer, William McCarthy and Russell DiGillio (each, a "Securityholder" and, collectively, the "Securityholders"), and the persons listed as Purchasers in the signature pages hereto, or who executes a counterpart signature page hereto on or after the date above (collectively, the "Purchasers" and individually, a "Purchaser").

       WHEREAS, the Securityholders are the holders of shares and/or options for the purchase of shares totaling an aggregate of 2,279,200 shares of common stock, $.001 par value, of the Company (the "Common Stock");

       WHEREAS, the Purchasers are acquiring an aggregate of up to 4,921,750 shares of Series B Convertible Preferred Stock of the Company pursuant to the terms of a Series B Convertible Preferred Stock Purchase Agreement dated the date hereof between the Company and the Purchasers (the "Purchase Agreement") pursuant to either a Closing or any Option Closing thereunder (as such terms are defined in the Purchase Agreement); and

       WHEREAS, it is a condition to the obligations of the Purchasers under the Purchase Agreement that this Agreement be executed by the parties hereto, and the parties are willing to execute this Agreement and to be bound by the provisions hereof;

       NOW, THEREFORE, in consideration of the foregoing, the agreements set forth below, and the parties' desire to provide for continuity of ownership of the Company to further the interests of the Company and its present and future stockholders, the parties hereby agree with each other as follows:

         1. Certain Defined Terms. As used in this Agreement, the following terms shall have the following respective meanings:

                  (a) "Stock" shall mean and include all shares of Common Stock, and all other securities of the Company which may be issued in exchange for or in respect of shares of Common Stock (whether by way of stock split, stock dividend, combination, reclassification, reorganization, or any other means).

                  (b) "Shares" shall mean and include all shares of Stock now owned or hereafter acquired by either (i) a Securityholder or (ii) any Purchaser.

         2. Prohibited Transfers. (a) No Securityholder shall sell, assign, transfer, pledge, hypothecate, mortgage, encumber or otherwise dispose of all or any of his Shares except to the


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Company or as expressly provided in this Agreement. Notwithstanding the foregoing, any Securityholder may transfer all or any of his Shares (i) by way of gift to any member of his family or to any trust for the benefit of any such family member or such Securityholder, provided that any such transferee shall agree in writing with the Company and the Purchasers, as a condition to such transfer, to be bound by all of the provisions of this Agreement to the same extent as if such transferee were such Securityholder, or (ii) by will or the laws of descent and distribution, in which event each such transferee shall be bound by all of the provisions of this Agreement to the same extent as if such transferee were the Securityholder. As used herein, the word "family" shall include any spouse, lineal ancestor or descendant, brother or sister.

                  (b) In addition to the foregoing, if requested by the underwriters for the initial underwritten public offering of securities of the Company, each Securityholder shall agree not to sell, assign, transfer, pledge, hypothecate, mortgage, encumber or otherwise dispose of all or any of his Shares, without the written consent of such underwriters, for a period of not more than 270 days following the effective date of the registration statement relating to such offering. This Section 2(b) shall expressly survive a termination of this Agreement pursuant to clause (a) of Section 7 hereof.

         3.       Right of First Refusal on Dispositions.

                  (a) If at any time a Securityholder desires to sell for cash all or any part of his Shares pursuant to a bona fide offer from a third party (the "Proposed Transferee"), the Securityholder shall submit a written offer (the "Offer") to sell such Shares (the "Offered Shares") to the Purchasers on terms and conditions, including price, not less favorable to the Purchasers than those on which the Securityholder proposes to sell such Offered Shares to the Proposed Transferee. The Offer shall disclose the identity of the Proposed Transferee, the Offered Shares proposed to be sold, the total number of Shares owned by the Securityholder, the terms and conditions, including price, of the proposed sale, and any other material facts relating to the proposed sale. The Offer shall further state that the Purchasers may acquire, in accordance with the provisions of this Agreement, all or any portion of the Offered Shares for the price and upon the other terms and conditions, including deferred payment (if applicable), set forth therein.

                  (b) Each Purchaser shall have the absolute right to purchase that number of Offered Shares as shall be equal to the number of Offered Shares multiplied by a fraction, the numerator of which shall be the number of Shares then owned by such Purchaser and the denominator of which shall be the aggregate number of Shares then owned by all of the Purchasers. For purposes of Sections 3, 4 and 12, all of the Stock which a Purchaser has the right to acquire from the Company upon the conversion, exercise or exchange of any of the securities of the Company then owned by such Purchaser shall be deemed to be Shares then owned by such Purchaser. (The amount of Offered Shares that each Purchaser is entitled to purchase under this Section 3(b) shall be referred to as its "Pro Rata Fraction").

                  (c) The Purchasers shall have a right of oversubscription such that if any Purchaser fails to accept the Offer as to its Pro Rata Fraction, the other Purchasers shall, among them, have the right to purchase up to the balance of the Offered Shares not so purchased. Such


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right of oversubscription may be exercised by a Purchaser by accepting the Offer as to more than its ProRata Fraction. If, as a result thereof, such oversubscriptions exceed the total number of Offered Shares available in respect of such oversubscription privilege, the oversubscribing Purchasers shall be cut back with respect to their oversubscriptions on a pro rata basis in accordance with their respective Pro Rata Fractions or as they may otherwise agree among themselves.

                  (d) If a Purchaser desires to purchase all or any part of the Offered Shares, said Purchaser shall communicate in writing its election to purchase to the Securityholder, which communication shall state the number of Offered Shares said Purchaser desires to purchase and shall be given to the Securityholder in accordance with Section 11 below within thirty days of the date the Offer was made. Such communication shall, when taken in conjunction with the Offer, be deemed to constitute a valid, legally binding and enforceable agreement for the sale and purchase of such Offered Shares (subject to the aforesaid limitations as to a Purchaser's right to purchase more than its Pro Rata Fraction). Sales of the Offered Shares to be sold to purchasing Purchasers pursuant to this Section 3 shall be made at the offices of the Company on the 45th day following the date the Offer was made (or if such 45th day is not a business day, then on the next succeeding business day). Such sales shall be effected by the Securityholder's delivery to each purchasing Purchaser of a certificate or certificates evidencing the Offered Shares to be purchased by it, duly endorsed for transfer to such purchasing Purchaser, against payment to the Securityholder of the purchase price therefor by such purchasing Purchaser.

                  (e) If the Purchasers do not purchase all of the Offered Shares, the Offered Shares not so purchased may be sold by the Securityholder at any time within 90 days after the date the Offer was made, subject to the provisions of Sections 4, 5 and 6. Any such sale shall be to the Proposed Transferee, at not less than the price and upon other terms and conditions, if any, not more favorable to the Proposed Transferee than those specified in the Offer. Any Offered Shares not sold within such 90-day period shall continue to be subject to the requirements of a prior offer pursuant to this Section 3. If Offered Shares are sold pursuant to this Section 3 to any purchaser who is not a party to this Agreement, the Offered Shares so sold shall no longer be subject to this Agreement.

                  (f) The Purchasers' right of first refusal provided in this
Section 3 shall not apply with respect to sales of Shares to the Company or transfers permitted pursuant to Section 2(a)(i) or (ii).

         4.       Right of Participation in Sales.

                  (a) If at any time the Securityholder desires to sell for cash all or any part of the Shares owned by him to any person or entity other than one or more of the Purchasers (the "Buyer"), each of the Purchasers shall have the right to sell to the Buyer, as a condition to such sale by the Securityholder, at the same price per share and on the same terms and conditions as involved in such sale by the Securityholder, the same percentage of the Shares owned by such Purchaser as the Shares to be sold by the Securityholder to the Buyer represents with respect to


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the Shares owned by the Securityholder immediately prior to the sale of any of his Shares to the Buyer.

                  (b) Each Purchaser wishing to so participate in any sale under this Section 4 shall notify the Securityholder in writing of such intention as soon as practicable after such Purchaser's receipt of the Offer made pursuant to Section 3, and in any event within twenty days after the date the Offer was made. Such notification shall be given to such Securityholder in accordance with Section 11 below.

                  (c) The Securityholder and each participating Purchaser shall sell to the Buyer all, or at the option of the Buyer, any part of the Shares proposed to be sold by them at not less than the price and upon other teens and conditions, if any, not more favorable to the Buyer than those in the Offer provided by the Securityholder under Section 3 above; provided, however, that any purchase of less than all of such Shares by the Buyer shall be made from the Securityholder and each participating Purchaser pro rata based upon the relative amount of the Shares that the Securityholder and each participating Purchaser is otherwise entitled to sell pursuant to Section 4(a).

                  (d) Any Shares sold by the Securityholder or a participating Purchaser pursuant to this Section 4 shall no longer be subject to this Agreement.

                  (e) The Purchasers' right to participate in sales pursuant to this Section 4 shall not apply with respect to sales of Shares to the Company or transfers permitted pursuant to Section 2(a)(i) or (ii).

         5. Further Limitation as to Transfers by Securityholders. In addition to the other restrictions provided in this Agreement, each Securityholder who holds shares of Common Stock on the date hereof agrees that until the earlier to occur of the third anniversary of the date of this Agreement or the date on which he is no longer employed in any capacity by the Company or any of its subsidiaries, the aggregate number of Shares which he may transfer pursuant to Sections 3 and 4 shall not exceed 30% of the Shares owned by him on the date hereof (subject to equitable adjustment for any stock split, stock dividend, combination of shares or the like and based upon Common Stock or Common Stock equivalents).

         6.       [RESERVED]

         7. Term. This Agreement shall terminate (a) immediately prior to the consummation of the first firm commitment underwritten public offering pursuant to an effective registration statement on Form S-1 (or its then equivalent) under the Securities Act of 1933, as amended, pursuant to which the aggregate net proceeds to the Company from the sale of Stock is at least $30,500,000 at an offering price to the public of at least $8.00 per share (which price shall be adjusted appropriately in the event of a stock split, stock dividend, or other recapitalization of the Company's capital stock) or (b) on the tenth anniversary of the date of this Agreement, whichever occurs first.


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         8.       Failure to Deliver Shares. If a Securityholder becomes
obligated to sell any Shares to a Purchaser or the Company under this Agreement and fails to deliver such Shares in accordance with the terms of this Agreement, such Purchaser or the Company, as the case may be, may, at its option, in addition to all other remedies it may have, send to such Securityholder the purchase price for such Shares as is herein specified. Thereupon, the Company upon written notice to such Securityholder, (a) shall cancel on its books the certificate or certificates representing the Shares to be sold and (b) shall issue, in lieu thereof, in the name of such Purchaser or the Company, as the case may be, a new certificate or certificates representing such Shares, and thereupon all of such Securityholder's rights in and to such Shares shall terminate.

         9. Specific Enforcement. Each Securityholder expressly agrees that the Purchasers and the Company will be irreparably damaged if this Agreement is not specifically enforced. Upon a breach or threatened breach of the terms, covenants and/or conditions of this Agreement by a Securityholder, the Purchasers and the Company shall, in addition to all other remedies, each be entitled to a temporary or permanent injunction, without showing any actual damage, and/or a decree for specific performance, in accordance with the provisions hereof.

         10. Legend. Each certificate evidencing any of the Shares shall bear a legend substantially as follows:

         "The shares represented by this certificate are subject to restrictions on transfer and may not be sold, exchanged, transferred, pledged, hypothecated or otherwise disposed of except in accordance with and subject to all the terms and conditions of a certain Stock Restriction Agreement dated as of September 20, 1996, a copy of which the Company will furnish to the holder of this certificate upon request and without charge."

         11. Notices. Notices given hereunder shall be deemed to have been duly given on the date of personal delivery, on the date of postmark if mailed by certified or registered mail, return receipt requested, or on the date sent by telecopier or telex to the party being notified at his or its address specified on the applicable signature page hereto or, in the case of the Purchasers, its address as set forth on Schedule 1.1 to the Purchase Agreement, or such other address as the addressee may subsequently notify the other parties of in writing.

         12. Entire Agreement and Amendments. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and neither this Agreement nor any provision hereof may be waived, modified, amended or terminated except by a written agreement signed by the parties hereto; provided, however, that Purchasers owning a majority of the Shares owned by all Purchasers may effect any such waiver, modification, amendment or termination on behalf of all of the Purchasers. To the extent any term or other provision of any other indenture, agreement or instrument by which any party hereto is bound conflicts with this Agreement, this Agreement shall have precedence over such conflicting term or provision.

         13. Governing Law; Successors and Assigns. This Agreement shall be governed by the laws of Delaware and shall be binding upon the heirs, personal representatives, executors, administrators, successors and assigns of the parties.


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         14.      Waivers.  No waiver of any breach or default hereunder shall be considered valid unless in writing, and no such waiver shall be deemed a waiver of any subsequent breach or default of the same or similar nature.

         15. Severability. If any provision of this Agreement shall be held to be illegal, invalid or unenforceable, such illegality, invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or render illegal, invalid or unenforceable any other provision of this Agreement, and this Agreement shall be carried out as if any such illegal, invalid or unenforceable provision were not contained herein.

         16. Captions. Captions are for convenience only and are not deemed to be part of this Agreement.

         17. Continuation of Employment. Nothing in this Agreement shall create an obligation on the Company or the Purchasers to continue any Securityholder's employment with the Company.

         18. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


                     [Signature page follows immediately.]



                                      -6-
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       IN WITNESS WHEREOF, this Stock Restriction Agreement has been executed as of the date and year first above Written.


                                 COMPANY:

                                 BALANCED CARE CORPORATION

                                 By: /s/ William T. McCarthy
                                    -----------------------------

                                 Title: Vice President
                                       ------------------------------

                                 Address:  5021 Louise Drive, Suite 200
                                           Mechanicsburg, PA  17055


                                 INVESTORS:

                                 OMEGA VENTURES II, L.P.
                                 By: Omega Ventures II Management, L.L.C.
                                     Its General Partner

                                     By: /s/ Michael J. Stark
                                        -----------------------------
                                             Authorized Signatory


                                 OMEGA VENTURES II CAYMAN, L.P.
                                 By: Omega Ventures II Management, L.L.C.
                                     Its Administrative General Partner

                                     By: /s/ Michael J. Stark
                                        -----------------------------
                                             Authorized Signatory


                                 CROSSOVER FUND II, L.P.
                                     By: Crossover Investment Management, L.L.C.
                                     Its General Partner

                                     By: /s/ Michael J. Stark
                                        -----------------------------
                                             Authorized Signatory

                                    CROSSOVER FUND IIA, L.P.
                                    By: Crossover Investment Management, L.L.C.
                                        Its General Partner

                                    By:  /s/ Michael J. Stark
                                        ------------------------------
                                            Authorized Signatory


                                    BAYVIEW INVESTORS, LTD.
                                    By: Robertson, Stephens & Company
                                        Private Equity Group, L.L.C.
                                        Its General Partner

                                    By: /s/ Michael J. Stark
                                        ------------------------------
                                             Authorized Signatory


                                    DAVID L. GOLDSMITH AND DIANE D.
                                    GOLDSMITH, TRUSTEES, GOLDSMITH
                                    FAMILY TRUST 3/29/85

                                    By: /s/ David L. Goldsmith
                                        -----------------------------
                                        DAVID L. GOLDSMITH, Trustee


                                    By: /s/ Diane D. Goldsmith
                                        -----------------------------
                                        DIANE D. GOLDSMITH, Trustee


                                    BOSTON SAFE DEPOSIT AND TRUST
                                    COMPANY AS TRUSTEE FOR U S WEST
                                    PENSION TRUST

                                    By: /s/ David C. Cummings
                                        ------------------------------
                                        Name: David C. Cummings
                                        Title: Trust Officer

                                    BOSTON SAFE DEPOSIT AND TRUST
                                    COMPANY AS TRUSTEE FOR U S WEST
                                    BENEFIT ASSURANCE TRUST


                                    By: /s/ David C. Cummings
                                       ------------------------------
                                       Name:  David C. Cummings
                                       Title: Trust Officer


                                    JULIET CHALLENGER, INC.


                                    By: /s/ Darlene Clarke
                                       ------------------------------
                                       Name: Darlene Clarke
                                       Title:


                                    HENRY L. HILLMAN, ELSIE HILLIARD
                                    HILLMAN AND C.G. GREFENSTETTE,
                                    TRUSTEES OF THE HENRY L. HILLMAN
                                    TRUST U/A DATED NOVEMBER 18, 1985


                                    By: /s/ C.G. Grefenstette
                                       ------------------------------
                                       Trustee:


                                    THOMAS G. BIGLEY AND
                                    C.G. GREFENSTETTE, TRUSTEES UNDER
                                    AGREEMENT OF TRUST DATED 12/30/76 FOR
                                    THE CHILDREN OF JULIET LEA HILLMAN
                                    SIMONDS


                                    By: /s/ T.G. Bigley
                                       ------------------------------
                                       Trustee:


                                    By: /s/ C.G. Grefenstette
                                       ------------------------------
                                       Trustee:

                                    THOMAS G. BIGLEY AND
                                    C.G. GREFENSTETTE, TRUSTEES UNDER
                                    AGREEMENT OF TRUST DATED 12/30/76 FOR
                                    THE CHILDREN OF AUDREY HILLMAN
                                    FISHER


                                    By: /s/ T. G. Bigley
                                       ______________________________
                                       Trustee:


                                    By: /s/ C. G. Grefenstette
                                       ______________________________
                                       Trustee:


                                    THOMAS G. BIGLEY AND
                                    C.G. GREFENSTETTE, TRUSTEES UNDER
                                    AGREEMENT OF TRUST DATED 12/30/76 FOR
                                    THE CHILDREN OF WILLIAM TALBOTT
                                    HILLMAN


                                    By: /s/ T. G. Bigley
                                       _____________________________
                                       Trustee:


                                    By: /s/ C. G. Grefenstette
                                       ______________________________
                                       Trustee:


                                    THOMAS G. BIGLEY AND
                                    C.G. GREFENSTETTE, TRUSTEES UNDER
                                    AGREEMENT OF TRUST DATED 12/30/76 FOR
                                    THE CHILDREN OF HENRY L. HILLMAN, JR.


                                    By: /s/ T. G. Bigley
                                       ______________________________
                                       Trustee:


                                    By: /s/ C. G. Grefenstette
                                       ______________________________
                                       Trustee:

                                    DBH SEC IV, L.P.


                                    By: /s/ Howard B. Hillman
                                       ______________________________
                                       Name:  Howard B. Hillman
                                       Title: Managing General Partner


                                    HCO Partners III, L.P.


                                    By: /s/ F. David Carr
                                       ______________________________
                                       F. David Carr
                                       Managing Director


                                    SECURITYHOLDERS:


                                    /s/ Brad E. Hollinger
                                    _________________________________
                                    Brad E. Hollinger
                                    Address:_________________________
                                            _________________________
                                            _________________________


                                    /s/ Robert Sutton
                                    _________________________________
                                    Robert Sutton
                                    Address:_________________________
                                            _________________________
                                            _________________________


                                    /s/ Brian Barth
                                    _________________________________
                                    Brian Barth
                                    Address:_________________________
                                            _________________________
                                            _________________________



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

                                    /s/ Kurt Meyer
                                    _________________________________
                                    Kurt Meyer
                                    Address:  253 Indian Creek Drive
                                              Mechanicsburg, PA  17055


                                    /s/ William McCarthy
                                    _________________________________
                                    Willliam McCarthy
                                    Address: 386 Penn Rd.
                                             Wynewood, PA  19096


                                    /s/ Russell DiGilio
                                    _________________________________
                                    Russell DiGilio
                                    Address: 115 Cambridge Rd.
                                             Landenberg, PA  19350

         Counterpart Signature Page to that certain Stock Restriction Agreement dated as of September 20, 1996 by and among Balanced Care Corporation, the Securityholders (as defined therein) and the Purchasers (as defined therein).

         **



                                            MEDITRUST MORTGAGE INVESTMENTS, INC.



                                            By: /s/ Michael S. Benjamin
                                                -----------------------------
                                               Name:
                                               Title:  Michael S. Benjamin, Esq.
                                                       Senior Vice President


          **The Declaration of Trust establishing Meditrust, the sole shareholder of Meditrust Mortgage Investments, Inc. dated August 6, 1985, as amended (the "Declaration of Trust"), a copy of which, together with all amendments thereto, is duly filed in the office of the Secretary of State of the Commonwealth of Massachusetts, provides that the name "Meditrust" refers to the Trustees under the Declaration of Trust collectively as Trustees, but not individually or personally; and that no trustee, officer, shareholder, employee or agent of Meditrust or any of its subsidiaries shall be held to any personal liability, jointly or severally, for any obligation of, or claims against Meditrust or any of its subsidiaries. All persons dealing with Meditrust or any of its subsidiaries, including without limitation Meditrust Mortgage Investments, Inc., in any way, shall look only to the respective assets of Meditrust or any of its subsidiaries, including without limitation Meditrust Mortgage Investments, Inc., for the payment of any sum or the performance of any obligations. All parties hereto specifically acknowledge and agree that Meditrust is neither a party to this agreement nor shall Meditrust assume or have any liability hereunder of any kind or nature whatsoever.


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